Exhibit 10.14

KIRKLAND 405 CORPORATE CENTER

TRIPLE NET LEASE

THIS LEASE (this “Lease”) is made as of October 26, 2004, by and between

“Landlord”	MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18 and
“Tenant”	HOUSEVALUES, INC., a Washington corporation

TABLE OF CONTENTS

SECTION 1: DEFINITIONS	1
Access Laws	1
Additional Rent	1
Association	1
Association Fees	1
Base Rent	1
Brokers	1
Building	1
Building’s Pro Rata Share	2
Business Day	2
Claims	2
Commencement Date	2
Controllable Operating Costs	2
Estimated Operating Costs Allocable to the Premises	2
Events of Default	2
Governmental Agency	2
Governmental Requirements	2
Hazardous Substance(s):	2
Land	2
Landlord	2
Landlord’s Agents	2
Landlord’s Improvements	2
Lease Memorandum	2
Lease Security Deposit	2
Lease Term	2
Lender	2
Limitation on Increases in Controllable Basic Costs	3
Manager	3
Manager’s Address	3
Operating Costs	3
Parking Allocations	3
Permitted Use	3
Plans and Specifications	3
Premises	3
Prepaid Rent	3
Prime Rate	3
Project Operating Costs	3
Property Taxes	3
Punch List Work	4
Restrictions	4
Space Plan Allowance	4
Substantial Completion	4
Telecommunication Facilities	4
Telecommunication Services	4

Tenant		4
Tenant Alterations		4
Tenant Improvement Allowance		4
Tenant Improvements		4
Tenant’s Agents		4
Year		4

SECTION 2: PREMISES AND TERM		4
2.1	Lease of Premises	4
2.2	Lease Term	4
2.3	Early Access	4
2.4	Termination Right	5
2.5	Right of First Offer	5
2.6	Right of First Refusal	6
2.7	Option to Extend	6
2.8	Tenant Improvements	7
2.9	Condition of the Premises	9
2.10	Lease Memorandum	9
2.11	Use and Conduct of Business	9
2.12	Compliance with Governmental Requirements and Rules and Regulations	10

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE		10
3.1	Payment of Rental	10
3.2	Base Rent	10
3.3	Lease Security Provisions	10
3.4	Additional Rent	11
3.5	Utilities	14
3.6	Holdover	15
3.7	Late Charge	15
3.8	Default Rate	15

SECTION 4: MANAGEMENT AND LEASING PROVISIONS		15
4.1	Maintenance and Repair by Landlord	15
4.2	Maintenance and Repair by Tenant	15
4.3	Common Areas/Security	16
4.4	Tenant Alterations	16
4.5	Tenant’s Work Performance	17
4.6	Surrender of Possession	17
4.7	Removal of Property	17
4.8	Access	18
4.9	Damage or Destruction	18
4.10	Condemnation	19
4.11	Parking	19
4.12	Indemnification	20
4.13	Tenant Insurance	20
4.14	Landlord’s Insurance	21
4.15	Waiver of Subrogation	21
4.16	Assignment and Subletting by Tenant	22
4.17	Assignment by Landlord	23
4.18	Estoppel Certificates and Financial Statements	23
4.19	Modification for Lender	24
4.20	Hazardous Substances	24
4.21	Access Laws	25
4.22	Quiet Enjoyment	25
4.23	Signs	25
4.24	Subordination	26
4.25	Brokers	26
4.26	Limitation on Recourse	26
4.27	Mechanic’s Liens and Tenant’s Personal Property Taxes	26

ii

SECTION 5: DEFAULT AND REMEDIES		27
5.1	Events of Default	27
5.2	Remedies	27
5.3	Right to Perform	28
5.4	Landlord’s Default	29

SECTION 6: MISCELLANEOUS PROVISIONS		29
6.1	Notices	29
6.2	Attorney’s Fees and Expenses	29
6.3	No Accord and Satisfaction	29
6.4	Successors; Joint and Several Liability	29
6.5	Choice of Law	30
6.6	No Waiver of Remedies	30
6.7	Offer to Lease	30
6.8	Force Majeure	30
6.9	Severability; Captions	30
6.10	Interpretation	30
6.11	Incorporation of Prior Agreement; Amendments	30
6.12	Authority	31
6.13	Time of Essence	31
6.14	Survival of Obligations	31
6.15	Consent to Service	31
6.16	Landlord’s Authorized Agents	31
6.17	Waiver of Jury Trial	31
6.18	Tenant Certification	31

LISTING OF EXHIBITS

Exhibit A	Legal Description of the Land
Exhibit B	Drawing Showing Location and Configuration of the Premises
Exhibit C-1	Preliminary Space Plan
Exhibit C-2	Construction Schedule
Exhibit D	Form of Lease Memorandum
Exhibit E	Rules and Regulations
Exhibit F	Cleaning Schedule
Exhibit G	Landlord Improvements
Exhibit H	Material Defects

iii

SECTION 1: DEFINITIONS

Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent: Defined in paragraph captioned “Additional Rent”.

Association: Kirkland 405 Corporate Center Owners Association, a Washington corporation.

Association Fees: Assessments and special assessments and fees assessed by the Association on its members.

Base Rent: The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve. In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

Applicable Portion of Lease Term		Base Rent/RSF per Year/NNN		Annual Base Rent		Monthly Base Rent
Beginning first day of: (unless otherwise specified)	Ending last day of: (unless otherwise specified)
December 20, 2004	April 18, 2005	$11.50	(1)	N/A		$62,741.13	(1)
April 19, 2005	December 31, 2005	$11.50		N/A		$62,741.13
January 1, 2006	December 31, 2006	$12.00		$785,628.00		$65,469.00
January 1, 2007	December 31, 2007	$12.50		$818,362.50		$68,196.88
January 1, 2008	December 31, 2008	$13.00		$851,097.00		$70,924.75
January 1, 2009 (Month 49)	February 28, 2009 (Month 50)	$0.00	(1)	$0.00	(1)	$0.00	(1)
March 1, 2009	December 31, 2009	$13.50		N/A		$73,652.63
January 1, 2010 (Month 61)	February 28, 2010 (Month 62)	$0.00	(1)	$0.00	(1)	$0.00	(1)
March 1, 2010	December 31, 2010	$14.00		N/A		$76,380.50

(1)	The Base Rent for the first One Hundred Twenty (120) calendar days of the Lease Term shall become immediately due and payable if at any time during the Lease Term Landlord terminates the Lease following an Event of Default by Tenant as described in Section 5.1.1 below. Tenant shall remain responsible for Additional Rent during such period.

Brokers: Tenant was represented in this transaction by Washington Partners Inc., a licensed real estate broker. Landlord was represented in this transaction by Colliers International, a licensed real estate broker.

Building or the Premises: The building located on the Land at 11332 NE 122nd Way, Kirkland, WA 98034, commonly known as Building A-2 of Kirkland 405 Corporate Center, as and where shown on Exhibit B, containing approximately 65,469 rentable square feet. Tenant shall have the right to have the Premises remeasured by a licensed Architect at its own expense. If Tenant’s remeasurement results in a lower square footage number, Landlord and Tenant shall in good faith attempt to agree upon the actual square footage for the Premises and this Lease and the terms dependent upon the rentable square footage of the Premises shall be amended accordingly to reflect the actual rentable square footage according to the 1996 Building Owner’s and Manager’s Association Standard Method for Measuring Floor Area in Office Buildings, Publication ANSI/BOMA Z65.1-1996 (“1996 BOMA”).

Building’s Pro Rata Share: The Building’s Pro Rata Share of Project Operating Costs is Twelve and Thirty-Seven Hundredths Percent (12.37%), which fraction equals the rentable square footage of the Premises divided by the total rentable square footage of the buildings owned by Landlord in Kirkland 405 Corporate Center. The Building’s Pro Rate Share of Association Operating Costs is Five and Sixty-Five Hundredths Percent (5.65%), which fraction equals the acreage of the Land divided by the total acreage covered by the Association.

Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Kirkland, Washington.

Claims: An individual and collective reference to any and all unaffiliated third party claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: December 20, 2004.

Controllable Operating Costs: Operating Costs and Project Operating Costs as defined in the paragraph “Additional Rent”, less (a) the cost of all utilities including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by Tenant; (b) all Property Taxes; (c) all insurance premiums and (d) any depreciation or amortization of the cost of improvements that are ordinarily capitalized and either depreciated or amortized in accordance with generally accepted accounting principles.

Estimated Operating Costs Allocable to the Premises: Defined in paragraph captioned “Additional Rent”.

Events of Default: One or more of those events or states of facts defined in the paragraph captioned “Events of Default” that have not been cured by the expiration of the applicable cure period.

Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Land: The land included in Tax Parcel No. 389060-0020-00 upon which the Building is located in King County, Washington, as legally described in Exhibit A attached to this Lease.

Landlord: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned “Assignment by Landlord”.

Landlord’s Agents: The trustee of and consultants and advisors to the Landlord and employees of the foregoing to the extent they are acting within the scope of their employment or authority.

Landlord’s Improvements: The work described in subparagraph 2.8.6 of this Lease.

Lease Memorandum: Defined in paragraph entitled “Lease Memorandum”.

Lease Security Deposit: Two Hundred Fifty Thousand and No/100 Dollars ($250,000) subject to the provisions of subparagraph 3.3.1 of this Lease.

Lease Term: Seventy-two (72) full calendar months, commencing on the Commencement Date and ending on the last day of the 72nd full calendar month after the Commencement Date, unless sooner terminated in accordance with the provisions of paragraph 2.4 below.

Lender: Defined in paragraph entitled “Landlord’s Default”.

Limitation on Increases in Controllable Operating Costs: Notwithstanding anything in this Lease to the contrary, increases in those Operating Costs or Project Operating Costs that meet the definition of Controllable Operating Costs shall not, in the aggregate, exceed five percent (5%) per Year on a cumulative, compounded basis. More specifically, Controllable Operating Costs in a given Year shall not exceed the following multiples, expressed in percentage terms of Controllable Operating Costs in the Year 2004:

Year of the Lease Term	As a Percentage of Controllable Operating Costs in Year 2004
2005	105.00%
2006	110.25%
2007	115.76%
2008	121.55%
2009	127.63%
2010	134.01%

Manager: Trammell Crow Company, or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address: 12015-115th Avenue NE, Suite 145, Kirkland, WA 98034, which address may be changed by written notice from Landlord to Tenant.

Operating Costs: Operating Costs, provided that certain Operating Costs are subject to the Limitation on Increases in Controllable Operating Costs as set forth below.

Parking Allocations: The Standard Parking Allocation and the Supplemental Parking Allocation described in paragraph 4.11 of this Lease.

Permitted Use: General business office uses, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located. Landlord is familiar with Tenant’s business operations and has no reason to believe that such operations will be inconsistent with or in violation of any of the foregoing.

Plans and Specifications: Those certain plans and specifications for the Tenant Improvements, if any, to be listed in Exhibit C and any modifications to them approved in writing by Landlord and Tenant.

Premises: The entire Building.

Prepaid Rent: An amount equal to the Base Rent for Months 25-27, inclusive, and Months 34-36, inclusive, to be applied toward Base Rent for such months in accordance with the provisions of paragraph 3.1 of this Lease.

Prime Rate: Defined in paragraph captioned “Default Rate”.

Project Operating Costs: Defined in paragraph 3.4.7.

Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; and (e) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord’s net income, inheritance taxes, estate taxes or franchise taxes.

Punch List Work: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

Restrictions: Any covenants, conditions and restrictions applicable to the Land.

Space Plan Allowance: Landlord shall provide, at no cost to Tenant, an allowance for a space planner to prepare the preliminary test fit plan for the Building with one re-draw included.

Substantial Completion: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work, as evidenced by a certification of substantial completion from Tenant’s design professional.

Telecommunication Facilities: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

Tenant: The person or entity(ies) named on the first page of this Lease.

Tenant Alterations: Defined in paragraph captioned “Tenant Alterations”.

Tenant Improvement Allowance: The maximum amount, if any, to be expended by Landlord for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees), which maximum shall not exceed Twenty-Five and No/100 Dollars ($25.00) per rentable square foot for a total not to exceed One Million Six Hundred Thirty-Six Thousand Seven Hundred Twenty-Five and No/100 Dollars ($1,636,725.00) based on 65,469 rentable square feet. Up to Two and 92/100 Dollars ($2.92) per rentable square foot may be used for the acquisition of office cubicles.

Tenant Improvements: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications or are otherwise requested by Tenant and approved by Landlord.

Tenant’s Agents: Any and all officers, partners, agents, and employees of Tenant to the extent they are acting within the scope of their employment or authority.

Year: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

SECTION 2: PREMISES AND TERM

2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease. Except for Wavelink, Inc., which currently occupies Suite 300 on the third floor, and NetManage, which currently occupies the server room on the first floor of the Building, the Premises are and will at all times prior to the Commencement Date be free from any and all third party tenancies or occupancies by any and all persons, including without limitation NetManage. Landlord shall be responsible for NetManage’s vacating the server room by November 1, 2004 and for Wavelink, Inc.’s completely vacating the Premises no later than November 22, 2004. Landlord shall be liable for any and all costs, losses and damages incurred or suffered by Tenant as a consequence of either NetManage or Wavelink, Inc. not vacating the Premises by the dates set forth in the preceding sentence or the Premises not being free of any and all other tenancies by November 1, 2004. In addition to the grant of the lease for the Premises, Tenant shall also have the right, during the Lease Term, to the exclusive use of the mail room and loading area located in the parking garage as depicted on Exhibit B to this Lease and the non-exclusive use of all public common areas owned by Landlord in and around the Building, except as otherwise limited by the terms and conditions of this Lease

2.2 Lease Term. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.3 Early Access

2.3.1 Notwithstanding anything contained in this Lease to the contrary, Landlord shall allow Tenant and Tenant’s Agents, representatives and contractors access to the Premises after full execution of this Lease for the purpose of planning, staging and installing the Tenant Improvements and otherwise preparing the Premises for Tenant’s use and occupancy prior to the Commencement Date, including without limitation the installation of wiring, telecommunication systems, furniture, tenant fixtures, and general setup. Such access shall be governed by the terms and conditions of this Lease; however, in no event shall any Base Rent or Additional Rent be payable during such early access period. Landlord shall cooperate fully with Tenant in its efforts to complete the Tenant Improvements and prepare the Premises and Building for Tenant’s use and occupancy. If Substantial Completion of the Tenant Improvements has not occurred by December 20, 2004 because (a) Landlord has caused a delay in the Substantial Completion of the Tenant Improvements or (b) the systems and facility servicing the Building and Premises (other than those listed as Landlord Improvements on Exhibit G) are not reliably functioning, Tenant’s early access right shall include the right to conduct its business operations from the Premises to the extent permitted by Governmental Requirements.

2.3.2 Prior to any early occupancy by Tenant, Tenant shall have delivered to Landlord certificates of insurance confirming that Tenant has in force the insurance required by this Lease. Prior to commencement of any improvement construction or fixture installation or any other work, Tenant shall have delivered to Landlord a certificate confirming that Tenant’s general contractor maintains commercial general liability insurance written on an occurrence basis, with a combined single limit of not less than $2,000,000, identifying Landlord and Manager as additional named insureds, worker’s compensation insurance in statutory amounts and employer liability insurance with a limit of not less than $1,000,000. Tenant’s entry into the Premises prior to the Commencement Date shall be at Tenant’s risk, except for the negligence or willful misconduct of Landlord, and subject to all of the terms of this Lease (other than the obligation to pay rent).

2.3.3 Any work or installation (including installation of office cubicles) performed by Tenant shall be completed in compliance with the provisions of this Lease. Tenant shall not knowingly engage or allow its general contractor to retain any and subcontractors of any tier who (a) are not parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) who do not employ members of such labor organizations to perform work within their respective jurisdictions, unless no subcontractor fitting the descriptions in preceding clauses (a) and (b) is available within the respective jurisdiction for that particular item of work or type of installation.

2.4 Termination Right. Tenant shall have the one-time right to terminate the Lease effective at any time after the completion of Month 48 of the initial Lease Term (the “Effective Date”); provided that Tenant satisfies all of the following requirements:

2.4.1 Tenant shall have provided Landlord with written notice of Tenant’s intention to exercise the option to terminate the Lease, which notice must be received by Landlord no later than six (6) months prior to the Effective Date;

2.4.2 As of the date that Tenant notifies Landlord of Tenant’s intention to terminate the Lease and as of the Effective Date, there shall be no material Event of Default by Tenant under this Lease. For purposes of this subparagraph a “material Event of Default” shall mean any default involving claims estimated at $25,000.00 or more.

2.4.3 Except for space within the Premises subleased by Tenant as provided for in paragraph 4.16.7, Tenant shall not have assigned or subleased more than twenty-five percent (25%) of the rentable square footage of the Premises;

2.4.4 Tenant shall have reimbursed Landlord no later than thirty (30) days in advance of the Effective Date for the unamortized portion of (i) the Tenant Improvement Allowance, and (ii) all reasonable brokerage commissions incurred by Landlord in relationship to the execution of this Lease; provided that, the Tenant Improvement Allowance and brokerage commissions shall be amortized on a straight-line basis over the Lease Term bearing interest at a rate of six percent (6%) per annum. Within thirty (30) days after the Commencement Date, Landlord shall provide Tenant with a written statement specifically identifying the particular costs and expenses to be reimbursed, in whole or part, pursuant to this paragraph 2.4.4 should there be a subsequent termination hereunder; and provided, further, that notwithstanding anything herein to the contrary, if Landlord fails to include a cost or expense in the itemization, Tenant shall not be obligated to pay for the cost or expense, in whole or part, under this paragraph 2.4.

2.4.5 Upon termination of the Lease pursuant to this paragraph, Tenant shall surrender and vacate the Premises to Landlord as provided for in the Lease. All obligations of Tenant, unless expressly stated herein, shall cease to exist as of the date of surrender.

2.5 Right of First Offer. If at any time during the Lease Term, any office or laboratory space in Kirkland 405 Corporate Center containing at least 5,000 useable square feet becomes available and is not subject to the prior rights of any other tenant existing at the time this Lease is entered into, Tenant shall have the one-time right of first offer to lease such space (“ROFO Space”). In order to exercise such right of first offer, (a) as of the date that Landlord provides Tenant with the notice triggering the right of first offer, and as of the commencement date applicable to the ROFO Space, there shall be no Event of Default by Tenant under this Lease ; and (b) at no point in time prior to the Commencement Date applicable to the ROFO Space shall Tenant have assigned or subleased more than twenty-five percent (25%) of the rentable square footage of the Premises to another unaffiliated third party, except for Permitted Transfers under subparagraph 4.16.7. Upon any such ROFO Space becoming available, Landlord shall promptly provide Tenant written notice of the availability of the ROFO Space, the availability date, and the market rental rate for the ROFO Space. Tenant shall have five (5) Business Days to negotiate an acceptable letter of intent with Landlord and an additional forty-five (45) calendar days to negotiate an amendment to this Lease in the form satisfactory to both Landlord and Tenant, negotiating in good faith. If an agreement is not reached within that time period, Landlord will have the option to lease the ROFO Space to any third party and Tenant’s rights under this paragraph shall terminate as to such ROFO Space. In addition, Landlord shall use its best efforts to notify Tenant of spaces becoming available in Kirkland 405 Corporate Center prior to those spaces being widely marketed.

2.6 Right of First Refusal. Subject to the terms and conditions set forth in this paragraph, commencing on the first day of Month 12 of the Lease Term, Tenant shall have a continuous and irrevocable right of first refusal to lease any additional space within Building A-1 and Building B of Kirkland 405 Corporate Center as shown on Exhibit B attached hereto (“ROFR Space”). In order to exercise such right of first refusal; (a) as of the date that Landlord provides Tenant with the notice triggering the right of first refusal, and as of the Commencement Date applicable to the ROFR Space, there shall be no Event of Default by Tenant under this Lease; and (b) at no point in time prior to the Commencement Date applicable to the ROFR Space shall Tenant have assigned or subleased more than twenty-five percent (25%) of the rentable square footage of the Premises or the ROFR Space to another party (except for Permitted Transfers under subparagraph 4.16.7). If Landlord receives a bona fide offer to lease any ROFR Space or before Landlord makes an offer to a third party to lease any ROFR Space, Landlord shall promptly notify Tenant in writing of the terms of such offer, including the commencement date, base rent, tenant improvements, and all other basic business terms. Tenant shall then have ten (10) Business Days from receipt of such notice to exercise its right of first refusal. If Tenant exercises its right of first refusal to lease the ROFR Space, it shall thereafter lease the ROFR Space under the terms of this Lease as supplemented by the terms set forth in Landlord’s notice triggering the right of first refusal. If Tenant does not exercise its ongoing right of first refusal within the time allotted, Landlord shall have ninety (90) calendar days to execute a lease with a third party on terms substantially similar to those offered to Tenant, adjusted to take into account the financial status of the proposed tenant, any credit enhancements, lease concessions or other modifications to the proposed lease terms. If after ninety (90) calendar days Landlord has failed to execute a lease for the ROFR Space, Tenant’s ROFR shall be reinstated.

2.7 Option to Extend.

2.7.1 Subject to the terms and conditions set forth below, Tenant shall have the option to extend the Lease Term as to all, but not less than all, of the then-existing Premises, for one (1) extension period of five (5) years. In order to exercise the option to extend, Tenant must satisfy all of the following requirements: (i) Tenant shall have provided Landlord with written notice of Tenant’s intention to exercise the option to extend, which notice must be received by Landlord no earlier than twelve (12) months and not later than six (6) months before the expiration of the initial Lease Term; (ii) as of the date that Tenant notifies Landlord of Tenant’s intention to exercise the option and as of the expiration of the initial Lease Term, there shall be no Event of Default by Tenant under this Lease; and (iii) at no time prior to the expiration of the initial Lease Term shall there have been any assignment or subletting of more than twenty-five percent (25%) of the rentable square footage of the Premises, except a Permitted Transfer under Section 4.16.7.

2.7.2 In the event the initial Lease Term is extended as provided in this paragraph, Tenant shall, upon request of Landlord, evidence any such extension through the execution of a lease amendment to be provided by Landlord. The extension shall be on the same terms, covenants and conditions as set forth in this Lease; provided that, the monthly Base Rent during the extension period shall be ninety-five percent (95%) of the fair market rental rate. Fair market rental rate (“Fair Market

Rental Rate”) shall mean the rental rate then in effect for comparable Class “A” office properties in the Kirkland/I-405 Corridor office market, of comparable size, quality and location, at the commencement of the extension period, giving appropriate consideration to annual rental rates per rentable square foot, the type of escalation clauses (including, without limitation, operating expenses, real estate taxes), the extent of liability under the escalation clauses (e.g. whether determined on a “net lease” basis or by increase over a particular base year or base dollar amount), abatement provisions reflecting free rent and/or no rent during a certain period, brokerage commissions, if any, length of lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and any other tenant concessions then being offered in the marketplace.

2.7.3 If Landlord and Tenant cannot agree on the Fair Market Rental Rate within thirty (30) calendar days of receipt by Landlord of the notice of intent to exercise the option to extend, Landlord shall, no more than fifteen (15) calendar days thereafter, select an independent M.A.I. real estate appraiser or real estate broker (certified in the State of Washington) with at least ten (10) years experience in the Puget Sound, Washington commercial real estate market, who shall prepare a written market report of the Fair Market Rental Rate using the assumptions described in this paragraph. The market report shall be completed and delivered to Tenant and Landlord within fifteen (15) calendar days from the date Landlord selects the appraiser/broker. Such appraiser/broker’s determination of Fair Market Rental Rate shall be determinative unless Tenant disputes it as provided in the next sentence. If Tenant disputes such determination, Tenant shall within fifteen (15) calendar days following delivery of the market report, deliver to Landlord written notice (a) that Tenant disputes such determination, and (b) of the identity of the appraiser/broker selected by Tenant meeting the qualifications set forth in this paragraph. The appraiser/broker selected by Tenant shall submit his market report of the Fair Market Rental Rate using the assumptions described in this paragraph within fifteen (15) calendar days following the delivery of Tenant’s notice to Landlord disputing the initial market report. If the two market reports are within five percent (5%) of each other (based on the higher number), the Fair Market Rental Rate shall be the average of the two appraisers/brokers’ determination of fair market rent. If not, then within ten (10) calendar days after the delivery of the second market report, the two appraisers/brokers shall appoint a third appraiser/broker meeting the qualifications set forth in this paragraph, and the third appraiser/broker shall deliver his decision within ten (10) calendar days following his selection and acceptance of the market report assignment. The third appraiser/broker shall be limited in authority to selecting, in this opinion, which of the two earlier market report determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third appraiser/broker must choose one of the two earlier determination, and, upon doing so, the third appraiser/broker’s determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the appraiser/broker it selected; if a third appraiser/broker is selected, the party whose determination is not selected to be the Fair Market Rental Rate by said third appraiser/broker shall pay all of said appraiser/broker’s costs and fees.

2.7.4 Notwithstanding anything herein to the contrary, if Tenant and Landlord are unable to agree on the Fair Market Rental Rate within twenty (20) calendar days after Tenant’s election to exercise its option to extend hereunder, provided that at least six (6) months remain after the expiration of the 20 day period before the expiration of the initial Lease Term, Tenant shall have the right to elect to revoke and terminate its election to exercise its option to extend the Lease Term up to the date that is six (6) months prior to the expiration date of the initial Lease Term. If Tenant elects to revoke its election to exercise its option as set forth in the preceding sentence, Tenant shall remain liable for any appraisal/broker fees it incurred under subparagraph 2.7.3 above.

2.8 Tenant Improvements.

2.8.1 Landlord, at Landlord’s sole cost, has contracted with a space planner to prepare the preliminary test fit plan for the Building with one re-draw. Such space planning services shall not be charged to Tenant.

2.8.2 Subject to Landlord’s reasonable approval of the contractor and compliance with reasonable bonding/insurance requirements, Tenant shall have the right to competitively bid the Tenant Improvements to union general contractors reasonably approved by Landlord. Landlord shall not impose any charge for profit, overhead or supervision in connection with the construction of the Tenant Improvements. Any and all expenses associated with Landlord’s review of space, electrical and mechanical drawings, and any other drawings related to the Tenant Improvements, shall be Landlord’s responsibility. Notwithstanding anything herein to the contrary, Landlord approves of and consents to Turner Construction as Tenant’s general contractor for all Tenant Improvement work and to JPC Architects as the design firm for the Tenant Improvement work. Landlord agrees to work cooperatively with Tenant in achieving the Tenant Improvement milestones set forth in the anticipated Tenant Improvement construction and completion schedule included as part of Exhibit C-2.

2.8.3 Tenant shall use commercially reasonable efforts to cause the Tenant Improvement Work to be completed prior to December 31, 2004. The Tenant Improvement Work (also referred to herein as the “Work”) shall be Substantially Completed in accordance with the preliminary space plan dated 10/20/2004, 2004 by JPC Architects (the “Preliminary Space Plan”), a copy of which is attached or referred to in more detail in Exhibit C-1 attached hereto. Unless otherwise specified and approved by Landlord (which approval shall not be unreasonably withheld) the Work shall use building standard materials and specifications, or better. Landlord and Tenant shall approve a mutually acceptable final space plan (the “Space Plan”).

2.8.4 Landlord shall provide a Tenant Improvement Allowance equal to Twenty-five and No/100 Dollars ($25.00) per rentable square foot. The Tenant Improvement Allowance shall be disbursed to Tenant within thirty (30) calendar days after Tenant furnishes Landlord with invoices evidencing Tenant’s having incurred the eligible expenses and copies of applicable lien releases; in the case of construction related expenses, the conditions of subparagraph 2.8.6 below shall also be satisfied. In the event the entire Tenant Improvement Allowance is not used for the initial Tenant Improvements and other permitted items identified in subparagraph 2.8.5 below, the balance shall remain available to Tenant to fund future improvements, alterations and additions throughout the Lease Term.

2.8.5 In addition to the cost of construction, the Tenant Improvement Allowance shall be eligible to cover the following expenses associated with the Work: (i) design fees for architect and consultants; (ii)) project management/telecom/relocation fees or expenses; (iii) data/telephone cabling and wireless systems; (iv) security equipment (access control, alarm, and CCTV) and cabling; (v) signage and graphics installed in the Premises or on the Building or monument; (vi) auxiliary equipment such as supplemental HVAC; (vii) moving, installation, and cabling costs; and (viii) acquisition of office cubicles (provided that no more than Two and 92/100 Dollars ($2.92) per rentable square foot of the Tenant Improvement Allowance shall be used for this item).

2.8.6 Landlord shall pay or reimburse Tenant or, at Tenant’s request, Tenant’s contractors within thirty (30) calendar days of receiving a request, with reasonable supporting materials substantiating the costs or expenditures, from Tenant or Tenant’s Agents. Prior to funding any installment of Tenant Improvement Allowance, Tenant shall deliver the following to Landlord: (a) an invoice from Tenant specifying the amount requested; (b) a certification that all contractors and subcontractors working in the employment of Tenant on the Tenant Improvements are signatories to union and collective bargaining organizations, unless there are no contractors or subcontractors who are signatories to union and collective bargaining organizations available within the respective jurisdiction for that particular item of work or type of installation; (c) a brief descriptive outline of the improvements completed to the Building; (d) a summary of costs regarding the improvements; (e) substantiation by way of contractor billings of the cost of the improvements; (f) unconditional lien releases by Turner Construction and other primary contractors. In addition, representatives of Landlord shall conduct visual inspections of the improved area, including the roof of the Building. Prior to funding of the final installment of Tenant Improvement Allowance relating to the Tenant Improvements, Tenant shall deliver all of the items (a) through (f) above and the following: (1) copies of the building permit signed by the City indicating the Work is complete to city standards; (2) as-built plans, which include architectural, structural, mechanical, fire protection, fire alarm and electrical plans, (3) special inspection reports, if any, (4) a list of contractors who were employed on the Tenant Improvements and what they were responsible for, including address, contact name and phone numbers, and (5) a report prepared by an independent roofing consultant certifying the roof penetration work.

2.8.7 All building improvements, the office cubicles funded by the Tenant Improvement Allowance, and building fixtures installed in the Building as part of Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; the only items that Tenant shall be required to remove upon the expiration or earlier termination of this Lease are Tenant’s Telecommunication Facilities and, at Landlord’s election, the office cubicles. Notwithstanding the foregoing or anything herein to the contrary, Tenant shall retain ownership of all trade fixtures, furniture and equipment and all other personal property owned or purchased by Tenant and not funded with any portion of the Tenant Improvement Allowance.

2.8.8 Tenant has retained an inspector, at Tenant’s sole cost, to inspect the Building and its systems. Landlord and Tenant have jointly reviewed the inspection reports and have agreed upon the provisions of Exhibit G - “Landlord Improvements” attached.

2.9 Condition of the Premises.

2.9.1 Tenant shall notify Landlord in writing when Substantial Completion of the Work has been achieved. If Landlord believes that Substantial Completion has not occurred, Landlord shall notify Tenant in writing of its objections within five (5) Business Days after its receipt of the Tenant’s notice described in the preceding sentence. Tenant shall have a reasonable time after its receipt of Landlord’s notice in which to take such action as may be necessary to achieve Substantial Completion of the Work, and shall notify Landlord in writing when such has been achieved. In the event of any dispute as to whether Substantial Completion has occurred, the receipt of a certificate of substantial completion from the design professional administering the Work shall be conclusive that Substantial Completion of the Work has been achieved. If on the Commencement Date, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work and Tenant will promptly complete it.

2.9.2 Except for any Punch List work being performed by Tenant, Landlord warrants to Tenant that the Building shall be in compliance with Governmental Requirements and Access Laws in effect at the Commencement Date. Furthermore, Landlord shall warrant that the Building, restrooms and common areas are (or will be by or before the Commencement Date) fully and reliably functioning and in compliance with the Access Laws and all other applicable building codes. Landlord shall remedy any violation of this warranty, at its sole cost and expense, promptly following receipt of notice. Other than the items covered by the provisions of Exhibit G attached, Landlord shall ensure that all HVAC and other systems serving the Premises and Building, including without limitation the electrical, plumbing, fire suppression, telecommunications and elevator systems, shall be properly and reliably functioning prior to Tenant’s occupancy. Landlord represents that, as of the date of execution of this Lease, it is not aware of any material defects in the Premises or Building, except as disclosed on Exhibit H. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease or other written communications to Tenant.

2.10 Lease Memorandum. Contemporaneously with Substantial Completion, Landlord shall prepare and submit to the Tenant a Lease Memorandum in the form of Exhibit D, completed in good faith by Landlord, and executed by Landlord. The information inserted on the Lease Memorandum shall be consistent with the provisions in this Lease. If Tenant does object in good faith to any information set forth in the Lease Memorandum, it shall execute the Lease Memorandum subject to its specifically-stated, written objections. Tenant must explain the reasons for its objections in reasonable detail. That portion of the Lease Memorandum to which no objection was made shall be conclusive and controlling. Tenant’s refusal or failure to execute a Lease Memorandum shall neither prevent nor delay the occurrence of the Commencement Date. In no event shall the Lease Memorandum be recorded.

2.11 Use and Conduct of Business.

2.11.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use; provided, however, Landlord does represent and warrant that the Premises may be lawfully used for general office purposes. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.11.2 No act shall be done in or about the Premises by Landlord or Tenant that is unlawful. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises; (b) any public or private nuisance; (c) any act that knowingly violates any of Landlord’s contracts affecting any or all of the Land or Building that have been disclosed to Tenant; provided, however, the foregoing shall not limit or prohibit any other right granted to Tenant in this Lease; or (d) any act that intentionally creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord in a manner that violates this Lease, or causes any impairment or reduction of the good will or reputation of the Land or Building.

2.12 Compliance with Governmental Requirements and Rules and Regulations. Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building. Current Rules and Regulations are attached to this Lease as Exhibit E. Landlord shall comply with all Governmental Requirements and Restrictions relating to its ownership, operation, alteration, repair and maintenance of the Premises and shall enforce such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Building and the project of which the Building is a part, and for the preservation of good order in the Building and for the administration and management of the Building.

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 Payment of Rental. Upon lease execution, Tenant shall prepay Base Rent for Months 25-27, inclusive, and Months 34-36, inclusive, (the “Prepaid Rent”). The Prepaid Rent shall be deposited in a mutually acceptable interest bearing account and any interest earned thereon shall, first, be applied to the costs of such account and, next, to the benefit of Tenant. If the interest earned on the Prepaid Rent is not sufficient to pay for all of the costs of maintaining the account, then any excess maintenance costs shall be charged to Tenant. The Prepaid Rent shall be credited towards Base Rent owing for the applicable months as it comes due. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 Base Rent. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3 Lease Security Provisions.

3.3.1 Provided that Tenant becomes a publicly-traded company within six (6) months after the Commencement Date, no security deposit shall be required. If Tenant does not become a publicly-traded company within this timeframe, Tenant shall post a mutually-acceptable security device (cash security deposit or letter of credit) in the amount of Two Hundred Fifty Thousand Dollars and no/100 Dollars ($250,000.00) (the “Lease Security Deposit”) until such time as Tenant becomes publicly-traded. If an Event of Default shall occur with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Lease Security Deposit to the payment of any sum owing as a result of the Event of Default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Lease Security Deposit on hand at all times during the Lease Term. Additionally, Landlord’s use or application of all or any portion of the Lease Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.

3.3.2 Unless an Event of Default by Tenant exists as of the expiration of this Lease, the remaining Lease Security Deposit, together with any interest earned thereon, shall be repaid to Tenant within thirty (30) Business Days after the expiration of this Lease. Tenant may not mortgage, or encumber the Lease Security Deposit and any such act on the part of Tenant shall be without force or effect.

3.3.3 In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant that also constitutes an Event of Default, the Lease Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord’s damages.

3.3.4 In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall have the right to transfer the entire Lease Security Deposit to the vendee or the transferee, and upon any such transfer Landlord shall be considered released by Tenant from all liability for the return of the Lease Security Deposit provided the transferee agrees in a writing that may be relied upon by Tenant to be obligated as the Landlord under this Lease, including the obligation to return the deposit as provided in this Lease. Upon satisfaction of the forgoing conditions, Tenant shall look solely to the transferee for the return of the Lease Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Lease Security Deposit to a new transferee that satisfies the foregoing conditions. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.3.5 In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Lease Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return or the Lease Security Deposit if the assignor is released from liability under this Lease.

3.4 Additional Rent. Definitions of certain terms used in this paragraph are set forth in the last subparagraph of this paragraph entitled “Additional Rent”. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1 Estimated Operating Costs. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the Estimated Operating Costs Allocable to the Premises. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. Landlord shall furnish Tenant a written estimate of operating costs allocable to the premises (“Estimated Operating Costs Allocable to the Premises”) in advance of the commencement of each Year. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, subject to the limitations set forth in this Lease, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises for that year and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly. Landlord represents that the current Estimated Operating Costs Allocable to the Premises are $7.30 per rentable square foot per year.

3.4.2 Actual Operating Costs. The determination of Operating Costs Allocable to the Premises shall be made by Landlord. Within ninety (90) calendar days after the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Costs Allocable to the Premises during the preceding Year. If such actual Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the actual Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord’s option other than during the last Lease Year, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3 Operating Cost Audit. Landlord shall maintain accurate and complete records concerning estimated and actual Operating Costs Allocable to the Premises for no less than thirty-six (36) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that an Event of Default by Tenant does not then exist, Tenant may, at Tenant’s sole cost and expense, cause a Qualified Person (defined below) to inspect and copy that portion of Landlord’s records that are relevant to Operating Costs Allocable to the Premises. Unless an intentional misstatement has occurred, such inspection, if any, shall be conducted no more than once each Year, during Landlord’s normal business hours within three (3) years after receipt of Landlord’s final written statement of the actual Operating Costs Allocable to the Premises for the year being inspected, upon first furnishing Landlord at least thirty (30) calendar days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be promptly made by an auditor of Landlord’s choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease, other than during the last Lease Year in which the amount of the overpayment shall be paid directly to Tenant. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly charged or computed and if the actual Operating Costs Allocable to the Premises are either intentionally overstated or unintentionally overstated by more than three percent (3%), Landlord shall reimburse Tenant for the cost of its audit. For purposes of this subparagraph, the term “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

3.4.4 End of Term. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) if the clause (b) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess; and (d) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (b) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (c) if Tenant is not then in default of any of its obligations under this Lease. Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for any portion of any Operating Costs the benefit of which would only exist after the expiration of the Lease Term.

3.4.5 Operating Costs. Operating Costs shall mean all reasonable expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, Premises, related improvements, and the personal property used in conjunction with such Land, Building, Premises and related improvements. Included are the Building’s Pro Rata Share of Project Operating Costs and the Building’s Pro Rate Share of Association Fees and all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services provided by Landlord, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord; (f) reasonable and customary management fees; (g) Property Taxes (if any portion of such Property Taxes is charged on an accrual basis, for purposes of this Lease the Property Taxes payable during the calendar year shall be included in such year’s Operating Costs), tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) reasonable and customary compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (i) license, permit and inspection fees; (j) rental of any machinery or equipment; (k) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (l) the cost of repairs or replacements, except for items that are Landlord’s responsibility under paragraph 4.1 of this Lease; (m) charges under maintenance and service contracts, except for maintenance or service of structural items that are the Landlord’s responsibility under paragraph 4.1 of this Lease; (n) legal fees and other expenses of legal or other dispute resolution proceedings that relate to Landlord’s obligation to maintain and repair the common areas and that are not related to a particular tenant or tenant lease; (o) maintenance of the roof; (p) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, and to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land; (q) elevator service and repair, if any; (r) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building and that are customarily charged to tenants in triple net leases in the Kirkland I-405 Corridor office market; and (s) the amortization of costs of capital improvements in accordance with the next sentence. Costs associated with capital improvements installed or constructed by Landlord other than in the initial construction of the Building, whether such were constructed or installed before or after the Commencement Date, shall be amortized with interest return at the Prime Rate plus two (2) percentage points over the estimated useful life of the capital improvement as determined by Landlord and the annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost.

3.4.6 Project Operating Costs. Project Operating Costs shall mean all reasonable expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the common areas of Kirkland 405 Corporate Center. Included are all expenses paid or incurred by Landlord for: (a) cost of on-site office and administrative personnel; (b) landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (c) reasonable and customary compensation (including employment taxes and fringe benefits) of all persons and business organizations (including engineers) who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (d) rental of any machinery or equipment; (e) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Project and that are customarily charged to tenants in triple net leases in the Kirkland I-405 Corridor office market.

3.4.7 Exclusions from Operating Costs and Project Operating Costs. Operating Costs and Project Operating Costs shall not include any of the following: ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements; leasing commissions and advertising and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives. In addition to the foregoing exclusions and limitations and notwithstanding anything herein to the contrary, Operating Expenses shall not include any of the following: (a) repairs or other work occasioned by casualty (including damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord’s Agents or contractors or by the exercise of the right of eminent domain; (b) attorneys’ fees, the costs of tenant improvements, leasing commissions, advertising costs and other expenses related to the leasing of the Project; (c) depreciation and amortization; (d) costs of special services, goods or materials provided to other tenants; (e) interest on debt or principal payments to a lender; (f) executives’ salaries above the grade of property manager, costs of Landlord’s general overhead or salaries of service personnel for services which are performed in connection with properties other than the Property; (g) costs occasioned by the act, omission or violation of law, a contract or a lease by Landlord, any other occupant of any property or their respective agents, employees or contractors; (h) insurance deductibles in excess of Twenty-Five Thousand Dollars ($25,000) and co-insurance payments; (i) costs incurred to remove or remediate any Hazardous Substances from the Premises or any adjacent property or to comply with any law pertaining to Hazardous Substances and any judgments or other costs incurred in connection with any Hazardous Substances exposure or release, except to the extent that the foregoing is caused by the storage, use, release or disposal of the Hazardous Substances in question by Tenant in or about the Premises; (j) costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person; (k) charitable or political contributions; (l) attorney fees, accounting fees, and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Project or with other third parties; (m) costs of repairs, replacements, alterations, additions and improvements required to be capitalized in accordance with generally accepted accounting principles; (n) the cost of repairing, replacing, altering or otherwise correcting structural or latent defects in the Building; (o) marketing fees, advertising fees and promotional expenditures; (p) legal fees in connection with the sale of all or any portion of the Building or any other property of Landlord, or an interest therein, or the refinancing of Landlord’s interest in all or any portion of the Building or any property owned by Landlord; (q) costs of renovating or improving vacant space; (r) costs allocable to properties in which Landlord has an interest other than the Building; (s) damages incurred by Landlord for any default, breach, Claim, judgment or settlement; (t) repairs, alterations, additions, improvements or replacements made to correct any defect in the original design, materials or workmanship for the Building or any other property owned by Landlord; (u) fees paid to Landlord or any affiliate of Landlord for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods or services; (v) amounts in excess of actual costs incurred or duplicative costs; (w) costs incurred in connection with the initial construction of the Building and Project; (x) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (y) reserves for Operating Expenses; (z) electric power or telecommunications costs for which any tenant directly contracts with the service company; (aa) costs for sculpture, paintings or other objects of art; (bb) tax penalties incurred as a result of Landlord’s failure to make payments when due; and (cc) costs and expenses of completing the work to be performed by Landlord prior to the Commencement Date.

3.4.8 Payments Deemed Additional Rent. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 Utilities.

3.5.1 Provided the rates of the provider are reasonably competitive in the marketplace, Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, and any other utility services to the Building other than telecommunications providers, which may be selected by Tenant. If any such service is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor shall be an Operating Cost under this Lease.

3.5.2 Landlord shall provide HVAC service, water, sewer, elevator and electricity twenty-four (24) hours per day, three hundred sixty-five (365) days per Year. After-hours HVAC shall be available at a cost not to exceed Landlord’s actual cost. Tenant shall have the right to establish separate controls and meters to facilitate independent operation of HVAC during non-standard hours of operation.

3.5.3 Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord’s ownership; provided, however, Landlord shall use diligent efforts to facilitate the restoration of any such interrupted services as soon as reasonably possible. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, Landlord’s responsibility and Tenant’s remedy shall be limited to an abatement in Base Rent for the period beginning with (a) the day which is one (1) Business Day after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of all reasonable use of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord’s responsibility is not causing Tenant to be deprived of all reasonable use of the Premises.

3.5.4 Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, shall be entitled to locate or install Telecommunication Facilities on the rooftop without (a) first obtaining Landlord’s advance, written consent (given in its reasonable discretion) and (b) the advance execution by Landlord and Tenant of a reasonable agreement granting a license to Tenant for such purposes and setting forth the terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building. Tenant shall not be obligated to pay any rent or other charges for the use of Telecommunication Services on the Building rooftop or Building risers or equipment closets. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities on the rooftop shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may reasonably require, (2) be subject to such procedures, regulations and controls as the Landlord may reasonably specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

3.6 Holdover. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenant’s holdover shall be a month-to-month tenancy. During such tenancy, Tenant shall pay to Landlord One Hundred Fifty Percent (150%) of the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If the Landlord does not consent to the Tenant’s remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover such consequential damages suffered by Landlord in the event of Tenant’s wrongful refusal to relinquish possession of the Premises as may be permitted under applicable law. If Tenant is unlawfully detaining the Premises after the delivery of all required notices, the Base Rent applicable for the period that Tenant wrongfully remains in possession shall in be increased to twice the rate of Base Rent in effect on the expiration or termination of the Lease Term.

3.7 Late Charge: If Tenant fails to make any payment of Base Rent, Additional Rent or other amount within three (3) Business Days after its due date under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment; provided, however, for one time in each twelve month period, the late charge shall be $500, if Tenant tenders payment in full within one (1) Business Day after being advised by Landlord that a payment has not been received. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 Default Rate. Any Base Rent, Additional Rent or other sum payable or reimbursement under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish such rate (the “Prime Rate”), then in effect, plus two (2) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4: MANAGEMENT AND LEASING PROVISIONS

4.1 Maintenance and Repair by Landlord. Subject to the paragraphs captioned “Damage or Destruction” and “Condemnation”, Landlord shall (at its sole cost and expense and not as part of Operating Costs) keep in good order, condition and repair all common areas and the structural parts of the Building, including structural walls, the roof and the foundation, except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord unless covered by Landlord’s insurance. Additionally, Landlord (at its sole cost and expense) shall be responsible throughout the Lease Term to repair any latent or patent defects associated with the condition of the Building not caused by Tenant or Tenant’s Agents. Landlord shall keep the existing HVAC, electrical, plumbing and other systems and equipment serving the Premises in good working condition, subject to wear and tear, throughout the Lease Term. Landlord shall be responsible for all capital repairs or replacements (as defined by generally accepted accounting principles) related to these systems. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall promptly commence such maintenance or repairs within a reasonable time after Landlord learns of the need for such maintenance or repair.

4.2 Maintenance and Repair by Tenant. Except as is expressly set forth as Landlord’s responsibility pursuant to the paragraph captioned “Maintenance and Repair by Landlord,” Tenant shall at Tenant’s sole cost and expense, and subject to reasonable wear and tear, keep, clean and maintain the Premises in good condition and repair, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), window replacement (only if Tenant or Tenant’s Agent caused the window to crack or shatter), exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon ten (10) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant’s sole cost and expense. Tenant shall pay to Landlord the reasonable cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Business Days of written demand from Landlord.

4.3 Common Areas/Security.

4.3.1 The common areas of the Building shall be subject to Landlord’s sole management and control, subject to the rights of Tenant as set forth in this Lease; provided that, Landlord shall not unreasonably interfere with Tenant’s access to the Premises (except to the extent necessary in an emergency situation). Notwithstanding the foregoing, Tenant shall have at all times reasonably direct access to the Premises from the nearest public street and across the common areas owned by Landlord. Landlord reserves the exclusive right as it deems necessary or desirable, without violating this Lease or unreasonably interfering with Tenant’s use and enjoyment of the Premises, to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land (but not the Building); make alterations or additions to the common areas; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land (but not the Building). Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas so long as Tenant’s Parking Ratio is maintained and Tenant’s rights and privileges under this Lease are not impaired.

4.3.2 Tenant shall be allowed to install a card key security system to restrict access to any or all portions of the Building. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that, unless Landlord includes the cost of security services in Operating Costs, security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land or Building. Subject to Landlord’s prior approval (not to be unreasonably withheld), Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Land other than the Premises and shall not unreasonably limit or interfere with Landlord’s ability to exercise its rights as provided in the paragraph captioned “Access”. Tenant’s rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned “Tenant Alterations” and “Tenant’s Work Performance”.

4.4 Tenant Alterations. Tenant shall not make any alterations, additions, improvements, or installations in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld by Landlord. Provided that Tenant provides Landlord with notice prior to commencing such Tenant Alterations and, provided further, that Tenant provides Landlord with as-built plans following completion of such Tenant Alterations, Tenant shall have the right to make non-structural Tenant Alterations that cost less than $25,000.00 as to each such Tenant Alteration without Landlord’s prior written approval. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is required and is given, all such work shall be performed at Tenant’s expense by Landlord or by Tenant at Landlord’s election.

Tenant shall pay to Landlord all reasonable costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord’s review of the Plans and Specifications. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. Should Tenant make any alterations without Landlord’s prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s expense. Nothing contained in this paragraph or the paragraph captioned “Tenant’s Work Performance” shall be deemed a waiver of the provisions of the paragraph captioned “Mechanic’s Liens”.

4.5 Tenant’s Work Performance. If Tenant performs the Tenant Alterations exceeding $25,000, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Any Tenant Alterations to be performed by Tenant shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed. The prime contractor and each respective subcontractors of any tier performing the Tenant Alterations shall: (a) be a party to, or bound by, a collective bargaining agreement applicable to the geographic area in which the Land is located, applicable to the trade or trades in which the work under the contract is to be performed, and entered with one or more labor organizations affiliated with the Building and Construction Trades Department of the AFL-CIO or with an independent, nationally recognized labor organization or one of its affiliated locals, (b) solely employ members of such labor organizations to perform work within their respective jurisdictions, and (c) require each subcontractor of every tier who performs any work on the Project to comply with the provisions of clauses (a) and (b). Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6 Surrender of Possession. Subject to the last subparagraph of the paragraph captioned “Insurance”, Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in a broom clean and good condition, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.

4.7 Removal of Property. Tenant may remove its personal property, office supplies and office furniture and equipment at any time during the Lease Term. Tenant shall immediately repair all damage caused by or resulting from such removal. All property in the Premises constituting building fixtures (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building and that cannot be removed by Tenant without unrepairable damage to the Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord’s sole election, upon written notice by Landlord to Tenant at the time of approval of the plans and specifications for the Tenant Alterations, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including Telecommunication Facilities), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all costs incurred by Landlord within five (5) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 Access. The Building shall be accessible seven (7) days a week, 24 hours per day. As sole occupant of the Building, Tenant will have the right to determine normal operating hours for the purpose of establishing security/access policies and hours of operation for HVAC and utility services. Tenant shall permit Landlord and Landlord’s Agents to enter into and have reasonable access to the Premises at any time on at least one (1) Business Day’s notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. There is an existing card key system that will remain with the Premises and become the property of Tenant, but Tenant shall have no obligation to remove the system at the end of the Lease Term. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. Landlord shall have the right to enter the Premises at any time during the Lease Term upon reasonable prior written notice for the purpose of showing the Premises to prospective tenants and, during the last six months of the Lease Term, to erect on the Premises a suitable sign indicating the Premises are available. Landlord and Tenant shall arrange to meet for a joint inspection of the Premises prior to Tenant’s vacating the Premises.

4.9 Damage or Destruction.

4.9.1 If the Premises are damaged by fire, earthquake or other casualty (the “Casualty”), Tenant shall give immediate written notice thereof to Landlord. If Landlord reasonably estimates (such estimate to be performed and delivered to Tenant within sixty (60) calendar days after Landlord’s receipt of written notice of the damage) that the damage can be repaired to meet Tenant’s business needs within one hundred-eighty (180) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall promptly proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord’s estimation, the damage cannot be repaired within such 180 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord shall so notify Tenant within sixty (60) calendar days after Landlord’s receipt of written notice of the damage and Landlord may elect in its absolute discretion to either: (a) terminate this Lease (provided the damage caused by the Casualty is such that Tenant cannot reasonably continue to utilize the Premises for its intended purpose) or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue.

4.9.2 If Landlord elects to restore the Premises under subparagraph 4.9.1 above, then Landlord shall provide Tenant with notice of its election to restore the Premises, which notice shall also specify the expected duration of such restoration. Failure to so elect shall be deemed Landlord’s decision not to restore, in which event either Landlord or Tenant may terminate this Lease, provided, however, Landlord shall not terminate the Lease unless the damage caused by the Casualty is such that Tenant cannot reasonably continue to utilize the Premises for its intended purpose. If Landlord elects to restore, Landlord shall, at its sole cost and expense, promptly restore the Premises with reasonable diligence to substantially the condition existing prior to the Casualty, including all Tenant Improvements and Tenant Alterations installed by Tenant, but excluding Tenant’s furniture, trade fixtures or equipment. Base Rent and Additional Rent shall abate from the date of the Casualty for the period during which the Premises are not suitable for Tenant’s business needs. If only a portion of the Premises is rendered not suitable for Tenant’s business needs, the Base Rent and Additional Rent shall abate proportionately and equitably. When performing such restoration, Landlord will not be obligated to spend more than the net insurance proceeds received by Landlord as a result of such Casualty plus an amount equal to the applicable deductible under Landlord’s insurance policy. If Landlord fails to complete such restoration within one hundred eighty (180) Business Days, as such time period may be extended by Force Majeure events described in Section 6.8 of this Lease, then Tenant shall have the right to terminate this Lease upon fifteen (15) Business Days’ written notice to Landlord. If Tenant does not terminate the Lease, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, any applicable deductible amount specified under Landlord’s insurance (but in no event shall Tenant be obligated to pay more than Twenty-Five Thousand and No/100 Dollars ($25,000.00) toward the deductible obligation or any uninsured loss as a result of any damage caused by any Casualty), and (3) Landlord shall not be required to repair or restore Tenant’s furniture, fixtures, or equipment or other property of Tenant. Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord and Tenant shall each have the right to terminate this Lease by delivering written notice of termination within fifteen (15) Business Days after Landlord is notified of such requirement or Tenant is advised that the insurance proceeds must be applied to such indebtedness.

4.9.4 Notwithstanding the foregoing, if the Premises are wholly or partially damaged or destroyed within the final six (6) months of the Term, either Landlord or Tenant may, at its option, elect to terminate this Lease upon written notice to the other party within thirty (30) days following such damage or destruction.

4.10 Condemnation. If such portions of the Building as may be required for the Tenant’s reasonable use of the Premises are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced and the impact of the taking on Tenant’s use of the remaining portions of the Building, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 Parking.

4.11.1 Tenant shall be allocated, at no cost to Tenant throughout the Lease Term, three and one-half (3.5) parking stalls per 1,000 rentable square feet of the Premises on a non-exclusive, non-reserved basis (the “Standard Parking Allocation”). The Standard Parking Allocation will be located within a 100 yard radius of the Premises throughout the Lease Term. Inclusive of the Standard Parking Allocation, Tenant shall be allocated a covered parking ratio of .6/1,000 rentable square feet of the Premises, also at no cost to Tenant throughout the Lease Term. If Tenant requests, Landlord will designate parking stalls within the Standard Parking Allocation to facilitate valet service for Tenant’s employees. Tenant shall also be entitled to mark up to ten (10) covered parking stalls located close to the Building as being reserved for certain employees of Tenant but Landlord shall have no obligation whatsoever to police or enforce the reserved use of such spaces. On-street parking is also allowed throughout Kirkland 405 Corporate Center, which substantially increases the parking capabilities at the Building.

4.11.2 In addition to the Standard Parking Allocation, Landlord shall designate and Tenant may use, without cost, sixty-five (65) additional non-exclusive, non-reserved parking stalls within Kirkland 405 Corporate Center at no cost to Tenant throughout the Lease Term (the “Supplemental Parking Allocation”). The Supplemental Parking Allocation shall initially be located on the east, west and north side of Building V currently leased to MCI through April 30, 2010 as and where shown on Exhibit B attached hereto. The Supplemental Parking Allocation will effectively bring the overall parking ratio to 4.5 stalls per 1,000 rentable square feet throughout the Lease Term, not including street parking. Landlord shall have the option to relocate Tenant’s designated stalls elsewhere within Kirkland 405 Corporate Center throughout the term of the Lease by giving Tenant thirty (30) days’ advance notice. Over the Lease Term, Landlord shall use its best efforts to identify additional temporary or permanent parking for Tenant as needed within the Kirkland 405 Corporate Center.

4.11.3 Tenant’s parking privileges shall be subject to the reasonable rules and regulations relating to parking adopted by Landlord from time to time provided they are not inconsistent with this Lease and do not materially impair or restrict Tenant’s use of the parking rights provided herein. In no event shall the number of parking stalls used by Tenant exceed the number of stalls allocated to Tenant in the definitions of the Standard Parking Allocation and the Supplemental Parking Allocation. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas although Landlord shall have an obligation to take whatever action may be reasonably possible to ensure that the parking rights granted to Tenant under this Lease are available for Tenant’s use.

4.12 Indemnification.

4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant, or (c) any Event of Default under this Lease by Tenant.

4.12.2 Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against any and all Claims, arising in whole or in part out of (a) any act, omission or negligence of Landlord, or (b) any Event of Default under this Lease by Landlord.

4.12.3 Except as specified in subparagraph 4.12.2 above or in the next sentence, neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant for (1) interruption in or interference with the use of the Premises or any equipment therein; (2) fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature except to the extent covered by first party insurance maintained by Landlord; or (3) leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building unless resulting from the failure of Landlord to perform its obligations under this Lease or a breach of a representation made to Tenant. Landlord shall only be responsible for Claims arising from the items listed in the previous sentence if such items were within Landlord’s reasonable control and Landlord was negligent or acted with willful misconduct in failing to repair or maintain the Building as required by this Lease; but in no event shall Landlord’s responsibility extend to any interruption to Tenant’s business or any indirect or consequential losses suffered by Tenant or extend beyond Landlord’s responsibility as set forth in the paragraph entitled “Utilities” when that paragraph is applicable. The obligations of this paragraph shall be subject to the paragraph captioned “Waiver of Subrogation”.

4.12.4 In the event of concurrent negligence of Tenant and Tenant’s Agent’s on the one hand, and that of Landlord and Landlord’s Agents on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Building or common areas, Tenant’s obligation to indemnify Landlord as set forth in this Section 4.12 shall be limited to the extent of Tenant’s and Tenant’s Agent’s negligence, including Tenant’s proportional share of costs, attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. TENANT AND LANDLORD AGREE THAT THEY WILL NOT ASSERT THEIR INDUSTRIAL INSURANCE IMMUNITY IF SUCH ASSERTION WOULD BE INCONSISTENT WITH LANDLORD’S OR TENANT’S RIGHT TO INDEMNIFICATION FROM THE OTHER PURSUANT TO THIS Section 4.12. THE PARTIES AGREE THAT THIS PROVISION WAS MUTUALLY NEGOTIATED.

4.13 Tenant Insurance.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under the paragraph captioned “Indemnification”, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term (but no more frequently than once every thirty-six (36) months) at Landlord’s request to reflect standard coverages then being required by commercial landlords of similar properties due to increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord and Manager and, at Landlord’s request Landlord’s mortgage lender(s) or investment advisors, as additional insureds;

(b) A policy of extended property insurance (which is commonly called “all risk”) covering any and all furniture, trade fixtures, equipment, inventory, and other personal property owned by Tenant in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

(d) A policy or worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than Five Hundred Thousand and No/100 Dollars ($500,000.00); and

(e) A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord’s Insurance.

4.14.1 Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

(a) Commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis;

(b) “Special Form” property insurance (what is commonly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

(c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord. Landlord shall deliver to Tenant and, at Tenant’s request Tenant’s mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.14.2 For the purposes of allocating the insurance premiums to properties owned by Landlord or Landlord’s affiliates, the premiums for “Special Form” property insurance, excess flood and earthquake coverage are allocated based on the actual replacement cost of each property and the premiums for liability coverage, umbrella policy and pollution are allocated based on the square footage of the building(s) on each property.

4.15 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord or Tenant, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 Assignment and Subletting by Tenant.

4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease and promptly remit the balance to Tenant. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, Lease Security Deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease but such amounts shall not be retained by Landlord unless and until the occurrence of an Event of Default under the Lease by Tenant.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof reasonably satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a) The proposed assignee or subtenant does not, in Landlord’s reasonable judgment, have financial worth or creditworthiness to provide commercially reasonable assurances of the full and timely performance under this Lease; or Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in this clause;

(b) Landlord has had material, relevant and recent prior negative leasing experience with the proposed assignee or subtenant or an affiliate; or, in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(c) The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Uses;

(d) There exists an Event of Default by Tenant under this Lease;

(e) Landlord has had written negotiations with the proposed assignee or subtenant, in the three (3) months preceding Tenant’s request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in Kirkland 405 Corporate Center.

4.16.4 Within fifteen (15) Business Days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord’s election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content reasonably satisfactory to Landlord.

4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess, after Tenant deducts its reasonable costs of subleasing (brokerage fees, tenant improvements, concessions and reasonable legal review fees).

4.16.7 Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, Landlord’s consent shall not be required, but advance written notice to Landlord shall be required for any proposed assignment or subletting of the Premises (a “Permitted Transfer”) to (a) any entity resulting from a merger or consolidation with HouseValues, Inc., (b) any entity succeeding to the business and assets of HouseValues, Inc., or (c) any affiliated subsidiary or related company.

4.17 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, and the transferee has assumed all of Landlord’s obligations under the Lease in a writing that may be relied upon by Tenant, then Landlord shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest and the successor in interest has assumed the obligations of Landlord related thereto.

4.18 Estoppel Certificates and Financial Statements.

4.18.1 Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge (to the extent Tenant believes accurate) and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) to Tenant’s then current knowledge Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which is known to Tenant that would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within five (5) Business Days of its receipt of a written request by Landlord as provided in this paragraph, Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee.

4.18.2 In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified (to the extent they have previously been so certified) as accurate by a certified public accountant or by an officer of Tenant and prepared in conformance with generally accepted accounting principles for Tenant; provided, however, if Tenant’s shares are publicly traded, Tenant shall only be obligated to provide copies of such financial reports as have been filed with the SEC and are otherwise then publicly available.

4.19 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable non-material modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase or change the obligations of Tenant or Landlord under this Lease or adversely affect Tenant’s rights or Landlord’s obligations under this Lease.

4.20 Hazardous Substances.

4.20.1 As of the execution date of this Lease, Landlord represents and warrants to Tenant that (a) to Landlord’s actual knowledge there are no Hazardous Substances located on, in or under the Building or the Land and (b) except as otherwise disclosed by Landlord to Tenant, Landlord has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in subparagraph 4.20.2.

4.20.2 Neither Tenant, any of Tenant’s Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises or are required to complete the Tenant Improvements. Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

4.20.3 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any Event of Default arising out of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord if an Event of Default arises out of any such breach; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.4 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in subparagraph 4.20.2.

4.21 Access Laws.

4.21.1 Landlord represents and warrants to Tenant that, as of the Commencement Date, to Landlord’s actual knowledge, the Building shall be in material compliance with Access Laws.

4.21.2 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.3 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord’s consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.4 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant’s specific use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.

4.21.5 Except as provided in Section 4.21.4, Landlord shall be responsible for bringing the Building and common areas into compliance with all Access laws and for all costs and expenses relating to or incurred in connection with bringing the Premises, Building and common areas into compliance with Access Laws. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) with interest at the Prime Rate plus four (4) percentage points compounded daily, and shall be an Operating Cost for purposes of this Lease unless otherwise limited or excluded by this Lease.

4.21.6 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating to any failure of Tenant to comply with Tenant’s obligations under this paragraph and Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against any and all Claims arising out of or relating to any failure of Landlord to comply with Landlord’s obligations under this paragraph.

4.22 Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord subject to the provisions of this Lease.

4.23 Signs. Landlord, at Landlord’s expense, shall provide Tenant with directory board signage, elevator lobby signage and suite signage. Tenant shall be allowed to install exterior Building signage at Tenant’s expense, subject to Landlord’s approval of its location. Exterior signage shall also be subject to the City of Kirkland’s approval and final approval from Landlord; provided, however, Landlord shall not object to the size of any exterior sign unless it violates the applicable City of Kirkland Code and, shall not withhold its approval for any exterior building signs identifying HouseValues and the Building as the HouseValues building unless the sign is prohibited by the City of Kirkland. Except as otherwise provided herein, Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord’s consent. Upon vacation of the Premises on the expiration or earlier termination of this Lease, Tenant shall be responsible, at it sole cost, for the removal of such sign and the repair, painting and/or replacement of the structure to which the sign is attached. If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be Additional Rent immediately due and payable upon rendition of a bill therefor.

4.24 Subordination. Provided Tenant receives reasonable written non-disturbance assurances from any and all lenders holding or who will hold a security interest in the Land, Building or Premises, Tenant will subordinate this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust or other instrument shall be superior to and prior to this Lease upon Tenant’s receiving such written assurances. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease or to execute a non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor provided the form is reasonably acceptable to Tenant. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, and upon Tenant’s receiving such written non-disturbance assurances Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request that is reasonably acceptable to Landlord. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off (except as otherwise provided herein) and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 Brokers. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease. Landlord agrees to pay and be solely responsible for the commissions and fees to Brian Kelly and Washington Partners and shall defend and hold Tenant harmless from any Claim by Colliers International.

4.26 Limitation on Recourse. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building, together with any and all rents, accounts and insurance proceeds related thereto (the “Building Assets”). Except to the extent of Landlord’s interests in the Building Assets, either Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Further, in no event whatsoever shall any of Landlord’s or Tenant’s Agents have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and Landlord and by all persons claiming by, through or under Tenant and Landlord.

4.27 Mechanic’s Liens and Tenant’s Personal Property Taxes.

4.27.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall immediately pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

4.27.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or trade fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and

Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

SECTION 5: DEFAULT AND REMEDIES

5.1 Events of Default.

5.1.1 The occurrence of any one or more of the following events which has not been cured after the expiration of any applicable cure period shall constitute an Event of Default (“Event of Default”):

(a) vacation or abandonment of all or any portion of the Premises without continued payment of Base Rent and Additional Rent;

(b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease exceeding Ten Thousand and No/100 Dollars ($10,000) that is not paid in full within three (3) Business Days after Tenant’s having received a written notice of nonpayment from Landlord.

(c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) Business Days after written notice from Landlord or such additional time as is reasonably needed to cure the default provided that Tenant shall diligently pursue the cure and complete the cure within sixty (60) Business Days;

(d) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(e) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is not dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

(f) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease that is material to Landlord’s decision to lease the Premises to Tenant is determined to have been materially false, misleading or incomplete when made.

5.1.2 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

(e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord’s consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedy shall be either an action for specific performance and/or an action for actual damages, and, in either case, the recovery of Tenant’s reasonable attorneys fees and costs. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1 Notices. All notices, demands, consents, approvals, statements and communications required or permitted under this Lease shall be in writing and, if intended for Landlord, shall be addressed to Landlord at the addresses set forth opposite Landlord’s signature; and if intended for Tenant, shall be addressed to Tenant at the address set forth opposite Tenant’s signature, or to such other address as either party may by written notice, given in accordance with this paragraph, advise the other party. All such communications shall be transmitted by personal delivery, reputable express or courier service, or United States Postal Service, postage prepaid. All such communications shall be deemed delivered and effective on the earlier of (a) the date received or refused for delivery, or (b) five (5) calendar days after having been deposited in the United States Postal Service, postage prepaid. Notwithstanding the means of transmission authorized earlier in this paragraph, those communications which contain a notice of breach or default, a notice of an event or occurrence that with the passage of time or the giving of notice, or both, would cause a breach or default to arise, or a demand for performance shall be transmitted by one or more of the following methods: (i) United States Postal Service, certified mail, return receipt requested; or (ii) personal delivery, accompanied by a receipt and signed by a representative of the addressee acknowledging delivery on a specified date, with delivery not effective unless the receipt is given, or (iii) reputable express or courier service.

6.2 Attorney’s Fees and Expenses. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the substantially prevailing party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

6.3 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law.

6.4 Successors; Joint and Several Liability. Except as provided in the paragraph captioned “Limitation on Recourse” and subject to the paragraph captioned “Assignment and Subletting by Landlord”, all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 Choice of Law. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord’s choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 No Waiver of Remedies. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 Offer to Lease. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until it is executed by both Tenant and Landlord.

6.8 Force Majeure. In the event that either party shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act or obligation (other than Tenant’s rental obligations under this Lease and Landlord’s obligation to pay or reimburse Tenant under this Lease) shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 Severability; Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.10 Interpretation. Whenever a provision of this Lease uses the term (a) ”include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) ”covenant”, that term shall include any covenant, agreement, term or provision, (c) ”at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) ”day”, that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.11 Incorporation of Prior Agreement; Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.12 Authority. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.13 Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.14 Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.15 Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.16 Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation the definition of Landlord’s Agents, Riggs Bank N.A. (the Trustee of Landlord) and Kennedy Associates Real Estate Counsel, Inc. (the Authorized Signatory of Landlord) are the only entities authorized to amend, renew or terminate this Lease or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner with respect to this Lease. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

6.17 Waiver of Jury Trial. Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

6.18 Tenant Certification. Tenant certifies that Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by an executive order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

[Signatures follow on next page.]

31

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel, Inc. Attn: Senior Vice President – Asset Management 1215 Fourth Avenue, Suite 2400	Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18
Seattle, WA 98161 Facsimile: 206-682-4769	By:	Kennedy Associates Real Estate Counsel, Inc., its Authorized Signatory
and to:		By:
Name:
Multi-Employer Property Trust		Its:
c/o Riggs Bank N.A. Attn: Senior Vice President/MEPT or Patrick O. Mayberry 808-17th Street NW, 7th Floor Washington, D.C. 20006 Facsimile: 202-835-6887

with a copy to Manager at:

Trammell Crow Company Attn: Property Manager 12015-115th Avenue NE Suite 145 Kirkland, WA 98034

Designated Address for Tenant:	TENANT:

HOUSEVALUES, INC., a Washington corporation

By:
Name:
Facsimile:	Its:

LANDLORD ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this              day of                         , 2004, before me personally appeared                                     , to me known to be a                                  of Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of the Multi-Employer Property Trust, the trust that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Trust, for the uses and purposes therein mentioned, and on oath stated that                          was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

_____________________________________________
Name: _______________________________________
NOTARY PUBLIC in and for the State of ____________,
residing at ____________________.
My appointment expires: _______________________.

[NOTARIAL SEAL]

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF _____________	)

On this                  day of                                 , 2004, before me, a Notary Public in and for the State of Washington, personally appeared                                                                  , the                                               of HouseValues, Inc., the Washington corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first as above written.

_____________________________________________
Name: _______________________________________
NOTARY PUBLIC in and for the State of Washington,
residing at ____________________.
My appointment expires: ___________________.

[NOTARIAL SEAL]

EXHIBIT A to Lease

LEGAL DESCRIPTION OF LAND

Ex. A

1

EXHIBIT B to Lease

DRAWING SHOWING LOCATION OF THE PREMISES

Ex. B

1

EXHIBIT C-1 to Lease

PRELIMINARY SPACE PLAN

Ex. C

1

EXHIBIT C-2 to Lease

CONSTRUCTION SCHEDULE

Ex. D

1

EXHIBIT D to Lease

FORM OF LEASE MEMORANDUM

Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and HouseValues, Inc., a Washington corporation, as Tenant, executed that Lease dated as of                     , 2004 (the “Lease”).

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled “Lease Memorandum”. This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1. The Commencement Date of the Lease is                     .

2. The end of the Lease Term and the date on which this Lease will expire is                     .

3. The Lease is in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no known claims against Landlord and (b) to Tenant’s current knowledge Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. Tenant’s Pro Rata Share is                      percent (        %).

Dated:	Dated:

LANDLORD:	TENANT:

Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18	HouseValues, Inc., a Washington corporation

By: Kennedy Associates Real Estate Counsel, Inc., the Authorized Signatory	By:
Name:
Its:
By:
Name:
Its:

LANDLORD ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this              day of     , 2004, before me personally appeared                     , to me known to be a                      of Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of the Multi-Employer Property Trust, the trust that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Trust, for the uses and purposes therein mentioned, and on oath stated that                      was authorized to execute said instrument.

Ex. D

1

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name:
NOTARY PUBLIC in and for the State of Washington, residing at .
My appointment expires: .

[NOTARIAL SEAL]

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF	)

On this              day of     , 2004, before me, a Notary Public in and for the State of Washington, personally appeared                             , the                              of HouseValues, Inc., the Washington corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first as above written.

Name:
NOTARY PUBLIC in and for the State of Washington, residing at .
My appointment expires: .

[NOTARIAL SEAL]

2

EXHIBIT E to Lease

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. Landlord will furnish Tenant, free of charge, six (6) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

9. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

10. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

Ex. E

1

11. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

13. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

14. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

15. Intentionally deleted.

16. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

17. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

18. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

19. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

20. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

21. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

24. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

25. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

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26. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against Tenant.

27. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

28. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

29. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant.

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EXHIBIT F to Lease

CLEANING SPECIFICATIONS

FIVE TIMES PER WEEK

A.	Lobbies, Entries and Hallways (Building Common Area)

1.	Vacuum entire carpeted area, replace furniture to its original position when completed.

2.	Spot clean carpet and remove other foreign substances from carpet.

3.	Damp mop spills as needed leaving floor in a clean, streak free condition.

4.	Empty all waste containers, spot cleaning exterior surfaces and replacing liners as needed.

5.	Dust all main lobby furniture and all horizontal and vertical surfaces within reach, returning to original position when completed.

6.	Clean and polish elevator tracks, spot clean elevator paneling, saddles and doors inside and out as needed.

7.	Spot clean elevator carpet, removing gum and other foreign substances as needed.

8.	Police exterior front entrance, removing debris as needed (cigarette butts, etc.).

9.	Spot clean and polish all metal bright work leaving a bright, streak free condition.

10.	Spot clean all walls, doors and partition glass.

11.	Clean and disinfect all drinking fountains.

12.	Dust fire extinguisher boxes

13.	Properly arrange all furniture and reading material.

B.	Restrooms

1.	Sweep and dam mop with disinfectant entire floor surface with approved disinfectant floor cleaner and dry, leaving floor in a clean, streak free condition.

2.	Clean and disinfect all sink basins, urinals and toilets completely, leaving toilet seat lids in an upright position.

3.	Empty and wash all waste receptacles replacing liners as needed.

4.	Empty and clean sanitary napkin waste receptacle and replace liners as needed.

5.	Clean and polish all mirrors, chrome fixtures, metal bright work and dispensers.

6.	Restock all toilet, towel, seat cover, soap and sanitary napkin dispensers.

7.	Spot clean walls around sinks, towel dispensers, urinals, partitions and doors.

8.	Dust partitions, top of mirrors and frames.

C.	Conference Room / Classroom Areas

1.	Empty all waste containers, spot cleaning exterior surfaces and replacing liners as needed.

2.	Dust all desks, chairs, chair bases, tables, file cabinets, and other furniture.

3.	Clean counters and telephones.

4.	Properly arrange all furniture and reading literature.

5.	Spot clean carpet and carpet protectors.

D.	Office Areas

1.	Empty all waste containers, replacing liners as needed to prevent odors, spills or any offensive appearance.

2.	Sweep and dust mop all hard floor surfaces with dust control treated dust mop.

3.	Dust all horizontal and vertical surfaces within reach (such as desks, table and cabinet tops, and credenzas) without disturbing papers or accessories on desks.

4.	Damp mop spills, leaving floor in a clean, steak free condition.

Ex. F

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5.	Spot clean carpets as needed, removing gum and other foreign substances.

6.	Vacuum all carpeted traffic aisles, offices, classrooms, conference and cubicle areas.

7.	Vacuum and clean all tenant lunchroom/coffee kitchen/eating areas. Spot clean tables,

8.	Restock lunchroom/coffee kitchen/eating areas with paper towels.

9.	Properly arrange all furniture and reading material.

E.	Stairways and Elevators

1.	Police stairwells, removing debris as needed.

2.	Spot clean doors and al walls (especially stairway walls.)

3.	Vacuum all carpets and area rugs.

4.	Clean and shine elevator tracks.

F.	Other Services

1.	Police outside by entries

2.	Keep janitor closets neat and orderly.

3.	Leave on only designated lights.

4.	Inform Trammell Crow Company of any problems notices (i.e., lights burned out, dispensers broken, door handles broken, etc.) within 24 hours.

G.	Exterior of Building

1.	Empty exterior trash receptacles and clean cigarette ash urns where applicable.

THREE TIMES PER WEEK

A.	Entrance Lobby

1.	Sweep and damp mop entire hard surfaced flooring, replacing all furniture to its original position when completed.

ONE TIME PER WEEK

A.	Lobbies, Entries and Hallways

1.	Clean stairwell glass leaving a bright streak free condition.

2.	Brush and clean door thresholds as needed.

3.	Buff hard surface floors, if needed, so as to enable them to present the best possible appearance.

4.	Dust all window ledges and flat surfaces within reach.

5.	Dust vents, diffusers and grills.

6.	Vacuum all upholstered furniture.

7.	Dust all high partition ledges, moldings, window ledges, baseboards and low ledges.

B.	Stairways and Elevators

1.	Vacuum carpeted stairs and landings.

2.	Police and remove all waste and debris.

3.	Spot clean carpet as needed, removing gum and other foreign substances.

4.	Dust handrails, door frames, ledges and other flat surfaces within reach.

5.	Dust all vents, diffusers and grills.

6.	Dust all high partition ledges, moldings, window ledges, baseboards and low ledges.

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C.	Office Areas

1.	Spot clean smudges and handprints from walls, doors and light switches.

2.	Sweep and damp mop all hard surface floors, leaving in a clean, streak free condition.

3.	Damp wipe telephone using a disinfectant.

4.	Dust chair bases and other low ledges.

5.	Dust all window ledges and other flat surfaces within reach

6.	Dust vents, diffusers and grills.

7.	Vacuum all upholstered furniture.

8.	Dust all high partition ledges, moldings, window ledges, baseboards and low ledges.

D.	Restrooms

1.	Dust all horizontal surfaces within reach.

E.	Exterior of Building

1.	Sweep all exterior stairways and landings.

ONE TIME PER MONTH

A.	Lobbies, Entries and Hallways

1.	Vacuum edges along baseboards and interior of elevators.

2.	Spot clean smudges and scuffs from baseboards as needed.

3.	Dust mini blinds.

B.	Stairways and Elevators

1.	Dust handrails

2.	Spot clean doors and wall surfaces within reach.

3.	Vacuum edges of carpets and concrete along baseboards where upright vacuum cleaner will not reach.

4.	Vacuum edges of cement stairwells.

C.	Office Areas

1.	Dust high surfaces (i.e. tops of picture frames, partition tops, molding, cabinets, wall hangings and other wall accessories.

2.	Damp wipe all telephones with an approved germicide cleaner.

3.	Scrub and wax tile flooring.

4.	Vacuum edges of all carpet along baseboards where upright vacuum cleaner will not reach.

5.	Dust min blinds.

D.	Restrooms

1.	Machine scrub all tile floors leaving in a clean, dry streak free condition when completed.

2.	Wipe down entire partitions thoroughly using disinfectant.

ONE TIME PER QUARTER

A.	Lobbies, Entries and Hallways (Common Areas of Building)

1.	Strip wax, scrub and wax tile floors once every three months (four times per year.)

B.	Restrooms

1.	Strip wax, scrub and wax tile floors once every three months (four times per year.)

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EXHIBIT G to Lease

LANDLORD’S IMPROVEMENTS

The following describes the items for which Landlord will contribute a separate allowance amount (the “Landlord Improvement Allowance”) to compensate Tenant for having Tenant’s contractor install the Landlord Improvements. Tenant will retain Tenant’s contractor to complete the following Landlord Improvements. Landlord will pay Tenant or Tenant’s Contractor for the cost of such Landlord Improvements once they have been substantially completed. The Landlord Improvement Allowance will be Eighty-One Thousand Five Hundred Sixty-Four and No/100 Dollars ($81,564.00); provided, however that if Landlord or the City of Kirkland requires any additional modifications to what has been outlined herein or otherwise presented to Tenant’s contractor for cost estimating purposes, the Landlord Improvement Allowance shall be increased to cover any and all additional costs related thereto. Tenant shall be solely responsible for the workmanship and for completing the work so as to satisfy Tenant’s concerns in these areas. Once the Landlord Improvement Allowance has been transferred to Tenant, Landlord shall have no further obligation with respect to the specific items listed below prior to the Commencement Date; however, nothing in this Exhibit G is intended to limit any of Landlord’s representations or obligations in the Lease.

Work to be funded:

•	Removal of approximately ½ of the building existing ceiling tile to assist in the cable demolition.

•	Conversion of existing sprinkler system to a code compliant system limited to exchanging heads on floors 1-3 to “quick response type.”

•	Replacement of the existing strobe lights with code compliant strobe lights.

•	Installation of new ventilation to the condensers (in garage) serving the first floor server room. Landlord makes no warranty for the condition of the condenser units or the connected Liebert units on floor 1.

•	Removal of all voice and data cabling from previous tenancy and repair any damage to the building during said removal.

•	Correction of all power surge problems (if any) arising from malfunctioning or defective primary building electrical risers and service panels. Landlord will not warranty the 1st floor computer room electrical and power conditioning equipment.

•	Redistribution of the existing HVAC 4 rooftop units with 30 tons capacity per unit on the floors with automated control system and confirmation that the units are in good working order and repair with no deferred maintenance. Landlord makes no warranty for the condition of the condenser units or the connected “Liebert” units on floor 1.

Ex. G

EXHIBIT H to Lease

MATERIAL DEFECTS

1. At the back of the Building there is a set of exterior steps and then a landing outside the entrance doors. Under the landing is a cavity that was created when the Building was constructed. Landlord’s Property Manager has observed slow water collection in the cavity and is consulting with an Engineer by the name of Greg Jacobson and an Architect by the name of Michael Schneider regarding this water collection. Dave Startzel and Tamar Weitzel of Trammell Crow are meeting with Greg Jacobson and Michael Schneider on Thursday, October 28, 2004 to discuss how to remove the water from this cavity. The Property Manager had budgeted money in the 2004 budget to address this issue that was treated a capital expense not passed through as an Operating Cost.

2. The Property Manager received a report from Landlord’s HVAC contractor, McKinstry, on October 19, 2004 stating that when they did their last maintenance visit to the Building they found a condenser coil that needs to be replaced. The cost to replace the coil is $9,163 or $9969.34 with tax. Although this coil does not affect the comfort in the Building during winter months, it may during the summer. Landlord intends to proceed with the replacement of the condenser coil prior to Tenant’s occupancy of the Building. This is an HVAC repair, the cost of which will be included in Operating Costs. If the coil is replaced in 2004, it will be treated as a 2004 Operating Cost.

Ex. H